UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

LAKESIDE HOLDING LIMITED

(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Lakeside Holding Limited

1475 Thorndale Avenue, Suite A

Itasca, Illinois 60143

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

February 12, 2026, 09:30 a.m. (Eastern Time)

The 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Lakeside Holding Limited (the “Company”), will be held on Thursday, February 12, 2026, at 09:30 a.m.(Eastern Time). The Annual Meeting will be held virtually via a live webcast at https://us05web.zoom.us/j/84260476823?pwd=AaFnx4grYPXSffH6ypIx9GbaaFnxPt.1.

Items of Business

1.	To elect directors to hold office until the Company’s 2027 Annual meeting of stockholders and until their respective successors have been duly elected and qualified;

2.	To approve an amendment to the Company’s articles of incorporation, as amended (the “Articles of Incorporation”) to increase our authorized shares of common stock to 2,000,000,000 shares;

3.	To approve an amendment to the Company’s Articles of Incorporation to authorize 1,000,000,000 shares of “blank check” preferred stock;

4.	To approve an amendment to the voting thresholds required for stockholder proposals;

5.	To ratify the issuance of 5,600,000 shares of common stock;

6.	To approve the sale of 100% of the issued and outstanding shares of American Bear Logistics Corp.; and

7.	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment thereof.

Record Date

The record date for the Annual Meeting is January 5, 2026 (“Record Date”). Only holders of shares of common stock as of the close of business on the Record Date are entitled to notice of the Annual Meeting and to vote on all business transacted at the Annual Meeting or any continuation, postponement, or adjournment thereof.

A list of stockholders eligible to vote at the Annual Meeting will be available for inspection, for any purpose germane to the Annual Meeting, at the Company’s principal executive office during regular business hours for a period of no less than ten days prior to the Annual Meeting.

Voting Your Proxy

Your vote is important. Voting your shares will ensure the presence of a quorum at the Annual Meeting and will save the Company the expense of further solicitation. Stockholders are encouraged to attend, participate in, and vote at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, your vote is important. Please promptly complete and return your signed proxy card in the enclosed envelope or submit your proxy by telephone or via the Internet as described on your proxy card or voting instruction form. As described in the 2026 Proxy Statement (the “Proxy Statement”), you may also vote electronically at the Annual Meeting if you attend and participate.

Please refer to the accompanying Proxy Statement for additional details and important information about the Annual Meeting.

/s/ Long (Leo) Yi
Long (Leo) Yi
Director and Chief Financial Officer
Dated: January 30, 2026

i

Lakeside Holding Limited
1475 Thorndale Avenue, Suite A
Itasca, Illinois 60143
(224) 446-9048

PROXY STATEMENT
FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS

This 2026 proxy statement (the “Proxy Statement”) includes certain information about Lakeside Holding Limited (the “Company,” “Lakeside Holding Limited,” “we,” “us” or “our”), and is being solicited by the Company’s Board of Directors (the “Board”), in connection with our 2026 Annual Meeting of Stockholders to be held virtually on Thursday, February 12, 2026 at 09:30 a.m. (Eastern Time) and any continuation, postponement or adjournment thereof (the “Annual Meeting”). You should read this Proxy Statement carefully before voting at the Annual Meeting. For more complete information, you are encouraged to review the Company’s 2025 Annual Report on Form 10-K for the fiscal year ended June 30, 2025 (the “2025 Form 10-K”).

IMPORTANT INFORMATION REGARDING DELIVERY OF PROXY MATERIALS

The Securities and Exchange Commission has adopted rules regarding how companies must provide proxy materials to their stockholders. These rules are often referred to as “notice and access,” under which a company may select either of the following options for making proxy materials available to its stockholders:

●	the full set delivery option; or

●	the notice only option.

A company may use a single method for all of its stockholders, or use full set delivery for some while adopting the notice only option for others.

Full Set Delivery Option

Under the full set delivery option, which we have elected to use for this annual meeting, a company delivers all proxy materials to its stockholders by mail as it would have done prior to the change in the rules. In addition to delivery of proxy materials to stockholders, the company must post all proxy materials on a publicly-accessible website and provide information to stockholders about how to access the website. We have elected to use the full set delivery option to our record shareholders.

Notice Only Option

Under the notice only option, a company must post all proxy materials on a publicly-accessible website. Instead of delivering proxy materials to its stockholders, the company instead delivers a “Notice of Internet Availability of Proxy Material.” The notice includes, among other things:

●	information regarding the date and time of the Annual Meeting as well as the items to be considered at the meeting;

●	information regarding the website where the proxy materials are posted; and

●	various means by which a stockholder can request paper or e-mail copies of the proxy materials.

If a stockholder requests paper copies of the proxy materials, these materials must be sent to the stockholder within three business days and by first class mail. In connection with our Annual Meeting, we have NOT elected to use the notice only option.

Delivery of Proxy Materials

On or about February 2, 2026, this Proxy Statement, an accompanying proxy card and the 2025 Form 10-K will be mailed to stockholders and will be made available to stockholders on our Investor Relations website at https://lakeside-holding.com/. Our website is not part of this Proxy Statement; references to our website address in this Proxy Statement are intended to be inactive textual references only.

The only outstanding voting securities of Lakeside Holding Limited are shares of our common stock, of which there were 34,427,559 shares outstanding as of the Record Date. The holders of a majority in voting power of the shares of common stock issued and outstanding and entitled to vote, present in person or represented by proxy, are required to hold the Annual Meeting.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

When and where will the Annual Meeting be held?

The Annual Meeting will be held on Thursday, February 12, 2026 at 09:30 a.m. (Eastern Time). Record holders of our common stock as of the close of business on January 5, 2026, the record date for the Annual Meeting (the “Record Date”), are entitled to vote at the Annual Meeting on all matters to be voted upon.

How do I attend the Annual Meeting and vote in person?

If you plan to attend the Annual Meeting and wish to vote in person, you will be given a ballot at the Annual Meeting. Please note, however, that if your shares are held in “street name,” which means your shares are held of record by a broker, bank or other nominee, and you wish to vote at the Annual Meeting, you must bring to the Annual Meeting a legal proxy from the record holder of the shares, which is the broker or other nominee, authorizing you to vote at the Annual Meeting.

What am I being asked to vote on at the Annual Meeting?

You are being asked to vote on the following proposals described in this Proxy Statement:

1.	To elect directors to hold office until the Company’s 2027 Annual meeting of stockholders and until their respective successors have been duly elected and qualified;

2.	To approve an amendment to the Company’s articles of incorporation, as amended (the “Articles of Incorporation”) to increase our authorized shares of common stock to 2,000,000,000 shares;

3.	To approve an amendment to the Company’s Articles of Incorporation to authorize 1,000,000,000 shares of “blank check” preferred stock;

4.	To approve an amendment to the voting thresholds required for stockholder proposals;

5.	To ratify the issuance of 5,600,000 shares of common stock;

6.	To approve the sale of 100% of the issued and outstanding shares of American Bear Logistics Corp.; and

7.	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment thereof.

Could other matters be decided at the Annual Meeting?

At the date of this Proxy Statement, we do not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the Annual Meeting or any adjournment or postponement thereof for consideration, and you are a registered stockholder and have submitted a proxy card, the persons named in your proxy card (the “Named Proxies”) will have the discretion to vote on those matters for you.

When is the Record Date, and who is entitled to vote?

All holders of record of shares of common stock at the close of business January 5, 2026 are entitled to notice of and to vote at the Annual Meeting and any continuation, postponement or adjournment thereof.

At the close of business on the Record Date, there were 34,427,559 shares of our common stock issued and outstanding and entitled to vote. Each share of common stock entitles its holder to one vote.

How do I vote my shares without attending the Annual Meeting?

You may vote your shares prior to the Annual Meeting via the Internet, telephone or by signing, dating and returning a proxy card.

If your shares are held in the name of a bank, broker or other nominee, you will receive instructions on how to vote from the bank, broker or other nominee. You must follow the instructions of such bank, broker or other nominee in order for your shares to be voted.

What is the deadline for submitting a proxy?

In order to be counted, proxies submitted by beneficial owners via the Internet and telephone voting facilities will close for stockholders of record as of the Record Date at 11:59 p.m. (Eastern Time) on January 5, 2026. Proxy cards with respect to shares held of record must be received prior to the start of the Annual Meeting.

How does the Board recommend that I vote?

The Board recommends that you vote FOR each of Proposals 1, 2, 3, 4, 5, and 6.

How many votes are required to approve each proposal?

Proposal	Vote Required	Broker Discretionary Vote Allowed
Proposal 1: Election of Directors	Our directors are elected by a plurality of the votes cast. This means that the director nominees receiving the highest number of affirmative “FOR” votes cast, by holders of shares of our common stock voting together as a single class, even if less than a majority, will be elected. Votes that are “withheld” will have the same effect as an abstention and will not count as a vote “FOR” or “AGAINST” a director nominee because directors are elected by plurality voting.	No

Proposal 2: Amendment to Articles of Incorporation to increase authorized shares of common stock	The proposal will be approved if 75% of the voting power outstanding vote in favor of the proposal.	Yes

Proposal 3: Amendment to Articles of Incorporation to authorize “Blank Check” Preferred Stock	The proposal will be approved if 75% of the voting power outstanding vote in favor of the proposal.	No

Proposal 4: Amendment to Articles of Incorporation to modify the voting thresholds for stockholder proposals	The proposal will be approved if 75% of the voting power outstanding vote in favor of the proposal.	No

Proposal 5: Ratification of the issuance of 5,600,000 shares of common stock	The proposal will be approved if a majority of the votes cast vote in favor of the proposal.	No

Proposal 6: Approving the sale of 100% of the issued and outstanding shares of American Bear Logistics Corp.	The proposal will be approved if a majority of the votes cast vote in favor of the proposal.	No

What if I do not specify how my shares are to be voted?

If you submit your proxy card but do not indicate any voting instructions, the Company, by way of the Named Proxies, will vote your shares FOR the election of each of the director nominees named in the Proposal.

Can I change my vote after I have delivered my proxy card or voting instruction form?

Yes. Regardless of whether you voted by Internet, telephone or mail, if you are a registered stockholder, you may change your vote and revoke your proxy by taking one of the following actions: (i) delivering a written revocation notice that is received prior to the Annual Meeting to Lakeside Holding Limited, 1475 Thorndale Avenue, Suite A, Itasca, Illinois 60143, Attention: Management; (ii) submitting a later-dated proxy that we receive before the conclusion of voting at the Annual Meeting; or (iii) participating in the Annual Meeting and voting in person. If you hold shares of the Company’s common stock through a broker, bank, trustee or nominee, you must follow the instructions you receive from them in order to revoke your voting instructions. Participating in the Annual Meeting does not revoke your proxy unless you also vote online at the Annual Meeting.

What is the difference between a registered stockholder and a beneficial owner or “street name” holder?

If your shares are registered in your name directly with, our stock transfer agent, you are considered a stockholder of record, or a registered stockholder, of those shares.

If your shares are held on your behalf by a broker, bank or other nominee, you are considered the beneficial owner of those shares, and your shares are said to be held in “street name.” With respect to those shares, your bank, broker or other nominee is considered the registered stockholder and should provide you with a proxy card or voting instruction form for you to use in directing the bank, broker or other nominee on how to vote your shares. Please refer to the information from your bank, broker or other nominee on how to submit your voting instructions.

What constitutes a quorum?

For the Company to conduct business at the Annual Meeting, a quorum of the Company’s stockholders must be present at the Annual Meeting. The presence at the Annual Meeting, virtually or by proxy, of the holders of a majority of the shares of the Company’s common stock outstanding on the Record Date will constitute a quorum. Abstentions will be treated as shares present for quorum purposes. Shares for which brokers have not received voting instructions from the beneficial owner of the shares and do not have discretionary authority to vote on certain proposals (which are considered “broker non-votes” with respect to such proposals) will be treated as shares present for quorum purposes.

The Chairman of the Company shall have the power to adjourn the Annual Meeting, whether or not a quorum is present, from time to time for any reason and without notice other than announcement at the Annual Meeting.

What are abstentions and broker non-votes?

Abstentions. If you specify on your proxy card that you “abstain” from voting on an item, your shares will be counted as present and entitled to vote for the purpose of establishing a quorum. Abstentions or votes “withheld” will not be included in the tabulation of voting results for the Proposal.

Broker Non-Votes. Generally, a broker non-vote occurs when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because (i) the broker has not received voting instructions from the stockholder who beneficially owns the shares and (ii) the broker lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner, without voting instructions from such beneficial owner, on routine matters. The proposal regarding the election of directors (the Proposal) is a non-routine matter and, absent voting instructions from the beneficial owner of such shares, your broker does not have discretion and is not entitled to vote shares held for a beneficial owner on such matters. Broker non-votes will have no effect on any of the Proposal.

Proposals below will be treated as non-routine matters:

Proposal 1:	To elect directors to hold office until the Company’s 2027 Annual meeting of stockholders and until their respective successors have been duly elected and qualified;

Proposal 3:	To approve an amendment to the Company’s Articles of Incorporation to authorize 1,000,000,000 shares of “blank check” preferred stock.

Proposal 4:	To approve an amendment to the voting thresholds.

Proposal 5:	To ratify the issuance of 5,600,000 shares of common stock.

Proposal 6:	To approve the sale of 100% of the issued and outstanding shares of American Bear Logistics Corp..

Absent voting instructions from the beneficial owner of such shares, your broker does not have discretion and is not entitled to vote shares held for a beneficial owner on such matters. Broker non-votes will have no effect on any of these proposals.

Proposals below will be treated as routine proposals:

Proposal 2:	To approve an amendment to the Company’s articles of incorporation, as amended (the “Articles of Incorporation”) to increase our authorized shares of common stock to 2,000,000,000 shares.

If you hold your shares in street name and do not instruct your brokerage firm or other nominee how to vote your shares with respect to that proposal, then your brokerage firm or other nominee will be permitted to vote your shares on these proposals.

More information about the effects of broker non-votes and abstentions on the three proposals to be voted on by our stockholders at the Annual Meeting is provided in “How many votes are required to approve each proposal? What if I do not specify how my shares are to be voted?” above.

What does it mean if I receive more than one Proxy Card or more than one set of proxy materials?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Proxy Card or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.

Who will count the votes?

Representatives of Transhare Corporation (“ Transhare”) will tabulate the votes, and a representative of the Company will act as inspector of election.

Who will pay for the cost of this proxy solicitation?

The Company will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees (for no additional compensation) in person or by telephone, electronic transmission and facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.

Where can I find the voting results of the Annual Meeting?

We intend to announce the preliminary voting results at the Annual Meeting, and we expect to publish the final voting results in a Current Report on Form 8-K filed with the SEC within the four business day deadline of the Annual Meeting.

PROPOSAL 1 – ELECTION OF DIRECTORS

Nominees for Directors

The following directors are to be elected at the Meeting to serve until the next annual meeting of stockholders, or until their successors are elected and qualified or until their earlier death, resignation or removal. The following table sets forth information concerning each nominee as of the date of the proxy statement.

Name	Age	Position(s)	Director Since
Yang Li	43	Chairman, Joint Chief Executive Officer, Chief Operating Officer and Director	August 29, 2025
Long (Leo) Yi	48	Chief Financial Officer and Director	December 11, 2024
Zhengyi (Janice) Fang	33	Independent Director	June 27, 2024
Xiaoou Li	39	Independent Director	August 29, 2025
Aik Siang Goh	48	Independent Director	September 30, 2025

Mr. Yang Li has served as the Chairman of the Board since August 29, 2025, as Chief Operating Officer since August 29, 2025, and as joint Chief Executive Officer since December 15, 2025. Mr. Li brings extensive leadership experience. Mr. Li served as Chief Executive Officer of Shanghai Nanchao Technology Inc. from 2014 to 2025, Managing Partner at Consensus Capital from 2017 to 2018, Chief Technology Officer of Dealuse Technology Inc. from 2010 to 2014, and began his career at TBA Digital Inc. from 2008 to 2010. Mr. Li holds a Bachelor of Arts in Computing Science from Simon Fraser University, and served as an Adjunct Lecturer at Fudan University’s Master of Science in Engineering program from 2016 to 2018. Mr. Li is qualified to serve on our board of directors due to his extensive technology leadership and executive management experience.

Mr. Long (Leo) Yi has served as our chief financial officer since June 2024. Mr. Yi is a certified public accountant in the state of Illinois with 15 years of working experience in the accounting and finance field. From March 2021 to June 2024, Mr. Yi served as a vice president of finance at Panda Biotech, Inc., an advanced materials company. From June 2015 to February 2021, Mr. Yi served as a finance director at US Alliance Corp., a company principally engaged in sourcing, marketing and selling agricultural products. From January 2010 to May 2015, Mr. Yi served as a senior auditor at BDO USA, LLP. Mr. Yi earned his Master of Science in Accounting degree from the University of Illinois at Urbana-Champaign and a Bachelor of Business Administration degree from Baylor University. Mr. Yi is qualified to serve on our board of directors due to his expertise in accounting and finance as a certified public accountant.

Ms. Zhengyi (Janice) Fang has served as an independent director since June 2024. Ms. Fang is a professional accountant certified by the American Institute of Certified Public Accountants in Washington State and a certified public accountant in China. From November 2010 to present, Ms. Fang has been working at Moss Adams LLP, an accounting firm providing assurance, tax and consulting services, and currently serves as a senior manager in the assurance department. Ms. Fang earned her master’s degree in Professional Accounting from the University of Washington and a bachelor’s degree in Economics from Peking University. Ms. Fang is qualified to serve on our board of directors due to her expertise in accounting and auditing as a certified public accountant.

Ms. Xiaoou Li has served as an independent director since August 29, 2025. Ms. Li brings more than nine years of experience in the financial industry. From 2015 to 2022, Ms. Li served as Account Manager of the Corporate Banking Department at China Citic Bank Corporation Ltd., focusing on corporate customer development, commercial financing product design, and other financing projects. Ms. Li earned a Master of Public Policy degree from the University of Bristol in 2013 and a Bachelor of Management in Land Resource Management from the Capital University of Economics and Business in 2010. Ms. Li is qualified to serve on our board of directors due to her expertise in corporate banking and commercial financing.

Mr. Aik Siang Goh has served as a director since September 30, 2025. Mr. Goh is a seasoned entrepreneur and business leader with over two decades of experience in technology, innovation, and business strategy. Mr. Goh is the founder and has served as the chairman of EdgeMatrix Computing (“EMC”) since June 2022. At EMC, Mr. Goh leads the development of a distributed network that enables global circulation of idle GPU resources, reducing costs for AI developers and building a blockchain-based ecosystem for secure authentication. Since January 2022, Mr. Goh has also served as a Venture Partner at Chuang House Capital, with a focus on AI, SaaS, and Web3 sectors. From 2020 to 2021, Mr. Goh served as General Manager, China Commercial, for Improbable. From 2019 to 2020, he was Executive Director and General Manager of Global Accounts for Amazon Web Services in China. Before joining Amazon Web Services, Mr. Goh also acted as Managing Director and General Manager of Southeast Asia for Fosun Group. Earlier in his career, Mr. Goh held senior leadership roles at Hewlett Packard Enterprise, Dell, and HP in the Asia-Pacific region, as well as at MCSB Systems in China. Mr. Goh holds a Master’s degree in Financial Management from Macquarie Graduate School of Management and a Bachelor of Commerce in Finance from the University of Melbourne. Mr. Goh is qualified to serve on our board of directors due to his extensive experience in technology, business strategy, and entrepreneurship.

BOARD RECOMMENDATION

The Board unanimously recommends a vote FOR the election of each of Mr. Yang Li, Mr. Long (Leo) Yi, Ms. Zhengyi (Janice) Fang, Ms. Xiaoou Li and Mr. Aik Siang Goh as a director to the Board to hold office until the 2027 annual meeting of stockholders or until a successor is elected and qualified.

PROPOSAL 2 – AMENDMENT TO ARTICLES OF INCORPORATION TO INCREASE THE NUMBER
OF AUTHORIZED SHARES OF COMMON STOCK

General

Our Board has unanimously adopted a resolution (i) approving an amendment to our Articles of Incorporation to increase the authorized number of shares of common stock from 200,000,000 shares to 2,000,000,000 shares, par value of $0.0001 per share (the “Increase in Authorized Shares”) and (ii) directing that the Increase in Authorized Shares be submitted to the stockholders for approval at the Annual Meeting. Approval of the Increase in Authorized Shares will grant the Board the authority, without further action by the stockholders, to carry out the amendment to the Articles of Incorporation after the date stockholder approval for the amendment is obtained.

The Increase in Authorized Shares, if approved by our stockholders, would become effective upon the filing of a certificate of amendment of our restated Articles of Incorporation, as amended, with the Nevada Secretary of State. Our board of directors reserves the right, notwithstanding stockholder approval and without further action by our stockholders, to elect not to proceed with the proposed amendment if the board of directors determines that the proposed amendment is no longer in our best interests and the best interests of our stockholders.

Rights of Additional Authorized Shares of common stock

The additional shares of common stock resulting from the Increase in Authorized Shares, if and when issued, would be part of the existing class of common stock and would have rights and privileges identical to our common stock currently outstanding.

Potential Advantages of the Increase in Authorized Shares

Our Board believes that the authorized number of shares of common stock should be increased to provide sufficient shares of common stock for such corporate purposes as may be determined by our Board to be necessary or desirable. Our Board has determined a total of 2,000,000,000 authorized shares of common stock to be a reasonable estimate of what might be required in this regard for the foreseeable future to (i) issue common stock in strategic transactions and other proper corporate purposes that may be identified by our Board in the future; (ii) issue common stock to augment our capital and increase the ownership of our common stock; and (iii) provide incentives through the grant of stock options and restricted stock to employees, directors, officers, independent contractors, and others important to our business under any then in effect employee incentive plans. Immediately following this increase, the Company will have approximately 1,965,572,441 shares of common stock authorized but unissued and available for issuance. As of the Record Date, we have 34,427,559 shares of common stock issued.

The remaining authorized but unissued shares of capital stock will be available for issuance from time to time as may be deemed advisable or required for various purposes, including those noted above. Our Board will be able to authorize the issuance of shares for the foregoing purposes and other transactions without the necessity, and related costs and delays of either calling a special stockholders’ meeting or waiting for the regularly scheduled annual meeting of stockholders in order to increase the authorized capital. If a particular transaction required stockholder approval by law or was otherwise deemed advisable by the Board, then the matter would be referred to the stockholders for their approval, even if we might have the requisite number of voting shares to consummate the transaction. The additional shares of common stock to be authorized by this proposal will have rights identical to the currently outstanding common stock. Adoption of this proposal and issuance of the additional shares of common stock authorized thereby will not affect the rights of the holders of our currently outstanding common stock, except for effects incidental to increasing the number of outstanding shares of our common stock, as discussed above.

We do not currently have any plans, arrangements, or understandings for the remaining portion of the authorized but unissued shares of common stock that will be available following the Increase in Authorized Shares. However, the Company expects to continue to need additional external financing to provide additional working capital.

Once authorized, the additional shares of common stock may be issued with approval of our Board but without further approval of our stockholders, unless applicable law, rule or regulation requires stockholder approval.

Potential Disadvantages of the Increase in Authorized Shares

Future issuances of common stock or securities convertible into common stock could have a dilutive effect on the earnings per share, book value per share, voting power and percentage interest of holdings of current stockholders. In addition, the availability of additional shares of common stock for issuance could, under certain circumstances, discourage or make more difficult efforts to obtain control of the Company. The Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company. This proposal is not being presented with the intent that it be used to prevent or discourage any acquisition attempt, but nothing would prevent the Board from taking any appropriate actions not inconsistent with its fiduciary duties.

Procedure for Effecting the Increase in Authorized Shares

If our stockholders approve the proposed amendment, subject to the discretion of the Board, we intend to file the certificate of amendment of our restated Articles of Incorporation, as amended, with the Nevada Secretary of State as soon as practicable after the Annual Meeting.

Discretionary Authority of the Board to Abandon the Increase in Authorized Shares

The Board reserves the right to abandon the Increase in Authorized Shares without further action by our stockholders at any time before the effectiveness of the amendment to the Articles of Incorporation, even if the Increase in Authorized Shares has been authorized by our stockholders at the Annual Meeting. By voting in favor of the Increase in Authorized Shares, you are expressly also authorizing our Board to determine not to proceed with, and abandon, the Increase in Authorized Shares if it should so decide.

Appendix Relating to the Increase in Authorized Shares

The form of the amendment to amend our Articles of Incorporation relating to this proposal, which we would file with the Nevada Secretary of State to effect the Increase in Authorized Shares, is attached to this proxy statement as Appendix A.

Anti-Takeover Effects

Although the Increase in Authorized Shares is not motivated by anti-takeover concerns and is not considered by our Board to be an anti-takeover measure, the availability of additional authorized shares of common stock could enable the Board to issue shares defensively in response to a takeover attempt or to make an attempt to gain control of our company more difficult or time-consuming. For example, shares of common stock could be issued to purchasers who might side with management in opposing a takeover bid that the Board determines is not in the best interests of our stockholders, thus diluting the ownership and voting rights of the person seeking to obtain control of our company. In certain circumstances, the issuance of common stock without further action by the stockholders may have the effect of delaying or preventing a change in control of the company, may discourage bids for our common stock at a premium over the prevailing market price and may adversely affect the market price of our common stock. As a result, increasing the authorized number of shares of our common stock could render more difficult and less likely a hostile takeover of our company by a third-party, or a tender offer or proxy contest, assumption of control by a holder of a large block of our stock, and the possible removal of our incumbent management. We are not aware of any proposed attempt to take over the company or of any present attempt to acquire a large block of our common stock.

Vote Required

The affirmative vote of stockholders that represent seventy-five percent (75%) of the voting power entitled to vote on the Increase in Authorized Shares is required to approve the Increase in Authorized Shares.

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE INCREASE IN AUTHORIZED SHARES.

PROPOSAL 3 – AMENDMENT TO ARTICLES OF INCORPORATION TO AUTHORIZE 10,000,000 SHARES OF

“BLANK CHECK” PREFERRED STOCK

General

The Company currently has 200,000,000 shares of authorized common stock (which will be increased to 2,000,000,000 shares if Proposal 1 is approved), but it is not authorized to issue preferred stock.

Our Board has unanimously adopted a resolution (i) approving an amendment to our Articles of Incorporation to authorize 1,000,000,000 shares of “blank check” Preferred Stock, par value $0.0001 per share (the “Preferred Stock Authorization”) and (ii) directing that the Preferred Stock Authorization be submitted to the stockholders for approval at the Annual Meeting.

The preferred stock is referred to as a “blank check” because the board of directors, in their discretion, will be authorized to provide for the issuance of all or any shares of the stock in one or more classes or series, specifying the number of shares to be included in the class or classes, the distinguishing designations of each class, and the preferences, limitations and relative rights applicable to each class, subject to the limitations of Nevada law. The authority of the Board with respect to each class or series will include, without limitation, the right to determine:

●	Redemption price or prices and timing;

●	Dividend rates (which may be cumulative or non-cumulative), conditions, and timing, as well as preferences in relation to the dividends payable on any other class or series;

●	Rights upon the dissolution, or upon any distribution of the assets, of the Company;

●	Conversion or exchange rights, including the price or prices and rates of conversion or exchange and adjustments, if any;

●	Limitations on the issuance of additional shares of such class or series, or shares of any other class or series of preferred stock;

●	Voting rights; and

●	Other preferences, powers, qualifications, rights and privileges, all as the board of directors may deem advisable and as are not inconsistent with law and the provisions of the Articles of Incorporation.

No further authorization will be required from the Company’s stockholders for any of the above-described actions, except as may be required for a particular transaction by applicable law or regulation, including, but not limited to, Securities and Exchange Commission rules or regulations or the listing regulations of the American Stock Exchange.

Our Board has determined that the Preferred Stock Authorization proposal is in the best interests of the Company and recommends approval by stockholders.

Potential Advantages of the Preferred Stock Authorization

Our Board has adopted the proposed amendment to provide maximum financial and strategic flexibility with respect to future financing transactions. Preferred Stock is commonly authorized by publicly traded companies and can be used as a preferred means of raising capital. In some circumstances, companies, including ours, have been required to issue senior classes of securities to raise capital, with the terms of those securities being negotiated and tailored to meet the needs of both investors and issuing companies. Such senior securities often include liquidation preferences and dividend rights, conversion privileges and other rights not found in common stock.

If the proposal is approved, and our Articles of Incorporation is amended, our Board would be able to issue the additional shares of authorized Preferred Stock with such designations, preferences and relative, participating, optional, conversion or other special rights (if any) of such series and the qualifications, limitations or restrictions (if any) thereof, as the Board may in the future establish by resolution or resolutions, from time to time, providing for the issuance of such Preferred Stock. No vote of the holders of our common stock or Preferred Stock, unless otherwise expressly provided in the Articles of Incorporation or in a Preferred Stock Designation creating any series of Preferred Stock or, to the extent the Company chooses to comply with any limiting rules of any securities exchange or quotation system on which shares of our common or Preferred Stock are then listed or traded, will be a prerequisite to the issuance of any series of Preferred Stock.

Approval of the proposed amendment will not alter or modify the rights, preferences, privileges or restrictions of outstanding shares of our common stock.

Potential Disadvantages of the Preferred Stock Authorization

The authorized but unissued shares of Preferred Stock may generally be issued from time to time for such proper corporate purposes as may be determined by our Board or, as required by law or the rules of the Nasdaq Stock Market, with the approval and authorization of our stockholders. Our Board does not intend to solicit further stockholder approval prior to the issuance of shares of Preferred Stock, except as may be required by applicable law or by the rules of the Nasdaq Stock Market.

The possible future issuance of shares of our Preferred Stock or securities convertible or exercisable into our Preferred Stock could affect our current stockholders in a number of ways. The issuance of new shares of Preferred Stock could cause immediate dilution of the ownership interests and the voting power of our existing stockholders. New issuances of Preferred Stock may also affect the number of dividends, if any, paid to such stockholders and may reduce the share of the proceeds that they would receive upon the future liquidation, if any, of the Company.

In addition, the future issuance of shares of our Preferred Stock or securities convertible or exercisable into shares of our Preferred Stock could:

●	dilute the market price of our common stock, to the extent that the shares of common stock are issued and sold at prices below current trading prices, or, if the issuance consists of securities convertible or exercisable into common stock, to the extent that the securities provide for the conversion or exercise into common stock at prices that could be below current trading prices of the common stock, which dilution, in each case, may increase the volatility and affect the market value of our trading securities;

●	dilute the earnings per share, if any, and book value per share of the outstanding shares of our common stock; and

●	make the payment of dividends on common stock, if any, potentially more expensive.

No specific shares of Preferred Stock are being designated at this time, and we do not currently have any plans to issue shares of Preferred Stock.

Anti-Takeover Effects

Although the proposed amendment is not motivated by anti-takeover concerns and is not considered by the Board to be an anti-takeover measure, the availability of authorized shares of Preferred Stock could enable the Board to issue shares defensively in response to a takeover attempt or to make an attempt to gain control of the Company more difficult or time-consuming. For example, Preferred Stock could be issued to purchasers who might side with management in opposing a takeover bid which the Board determines is not in the best interests of the Company and its stockholders, thus diluting the ownership and voting rights of the person seeking to obtain control of the Company. In certain circumstances, issuing Preferred Stock without further action by the stockholders may delay or prevent a change of control of the Company, may discourage bids for the Company’s common stock or Preferred Stock at a premium over the market price of the common stock or Preferred Stock, and may adversely affect the market price of the common stock or Preferred Stock. Thus, increasing the authorized Preferred Stock could render more difficult and less likely a hostile merger, tender offer, or proxy contest, assumption of control by a holder of a large block of the Company’s stock, and the possible removal of the Company’s incumbent management. We are not aware of any proposed attempt to take over the Company or of any attempt to acquire a large block of our stock.

Procedure for Implementing the New Class of Preferred Stock

If this proposal is approved by our stockholders, our Board will cause the “Blank Check” Stock Authorization to be implemented by filing an amendment to our Articles of Incorporation with the Nevada Secretary of State. The Preferred Stock Authorization will become effective on the date that it is filed.

Discretionary Authority of the Board to Abandon Preferred Stock Authorization

The Board reserves the right to abandon the Preferred Stock Authorization without further action by our stockholders at any time before the effectiveness of the amendment to the Articles of Incorporation, even if the Authorization has been authorized by our stockholders at the Annual Meeting. By voting in favor of the Authorization, you are expressly also authorizing our Board to determine not to proceed with, and abandon, the Preferred Stock Authorization if it should so decide.

Appendix Relating to the Preferred Stock Authorization

The form of the amendment to our Articles of Incorporation relating to this proposal, which we would file with the Nevada Secretary of State to effect the Preferred Stock Authorization, is attached to this proxy statement as Appendix B.

Required Vote

The affirmative vote of stockholders that represent seventy-five percent (75%) of the voting power entitled to vote on the Preferred Stock Authorization is required to approve the Preferred Stock Authorization. Abstentions will be treated as votes against the proposal and broker non-votes will have no effect on the outcome of the proposal.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO AUTHORIZE A NEW CLASS OF PREFERRED STOCK.

PROPOSAL 4 – AMENDMENT TO THE VOTING THRESHOLD IN ARTICLES OF INCORPORATION

Proposal

Effective as of May 30, 2025, NRS Section 78.390 was amended to modify the voting threshold for stockholders of a Nevada publicly traded corporation to approve an amendment to the corporation’s articles of incorporation to increase or decrease the number of shares the corporation is authorized to issue. Prior to the amendment, Nevada corporations were required to obtain the vote of stockholders representing at least a majority of the voting power of the shares of capital stock entitled to vote on such a proposal. Pursuant to the amended NRS Section 78.390, so long as the corporation is a publicly traded corporation, an amendment to the corporation’s articles of incorporation that relates solely to an increase or decrease in the number of shares the corporation is authorized to issue must be approved by the stockholders of the affected class or series, regardless of limitations or restrictions on the voting power of the affected class or series. In addition, NRS Section 78.390 provides that no action by the stockholders is required if the proposed amendment to the articles of incorporation consists only of a change in the name of the corporation.

Our Articles of Incorporation include a provision that provides seventy-five percent (75%) of the voting shares outstanding shall be required to amend, alter, change or repeal any provision contained in these Articles of Incorporation, irrespective of the provisions of the NRS. While supermajority provisions can be appropriate for certain defensive measures, the Board believes the 75% threshold is relatively restrictive for ordinary corporate amendments, and the Company cannot take advantage of the amendment to NRS Section 78.390, which allows publicly traded corporations to amend their articles of incorporation to increase or decrease the number of authorized shares of capital stock with stockholder approval under the voting threshold for general matters (established either by the NRS or the corporation’s governing documents), unless the articles of incorporation require a greater proportion. In addition, as a public company, the Company expects to require timely access to external financing and strategic capital. The Board believes that maintaining a 75% supermajority voting requirement may unnecessarily limit the Company’s flexibility to adopt amendments that are in the best interests of stockholders, including those that facilitate capital raising transactions, strategic initiatives, and other corporate governance improvements. Aligning the voting threshold with the statutory standard applicable to Nevada corporations and the practices of comparable public companies would provide the Company with greater flexibility to respond to changing market conditions while continuing to safeguard the rights of stockholders.

Our Board has approved, subject to stockholder approval, an amendment to our Articles of Incorporation to (i) amend the voting threshold for future amendments to increase or decrease the number of authorized shares of common stock or preferred stock so that such amendments will not require an affirmative vote of the holders of at least a majority of the voting power of the then outstanding shares of capital stock entitled to vote thereon, (ii) amend the voting threshold required to amend, alter, change or repeal any provision contained in these Articles of Incorporation from seventy-five percent (75%) to a simple majority (50%), and (iii) authorize a change of name of the Company without actions by the stockholders (the “Voting Threshold Certificate of Amendment”).

Potential Impact of the Voting Threshold Amendment

If the amendment is adopted, it will become effective upon the filing of the Voting Threshold Certificate of Amendment with the Nevada Secretary of State. After such time, an amendment to our Articles of Incorporation that relates solely to an increase or decrease in the number of shares the corporation is authorized to issue will require approval by a majority of the votes cast on such proposal. This means that broker non-votes, abstentions, and shares not present in person or by proxy at a stockholder meeting would have no effect on the outcome of whether such amendments are approved by stockholders. The description of the Voting Threshold Certificate of Amendment should be read in conjunction with and is qualified in its entirety by reference to the text of the proposed Voting Threshold Certificate of Amendment attached to this proxy statement as Appendix C.

In deciding to approve the Voting Threshold Amendment and recommend it for stockholder approval, our Board considered a number of factors, including:

●	By adopting the Voting Threshold Amendment, shares held by stockholders who do not vote or return proxies will no longer count as votes against amendments to our Articles of Incorporation that relate solely to an increase or decrease in the number of shares the corporation is authorized to issue. However, stockholders may continue to register their dissent against these actions by casting votes “against” any of these actions, if they are taken in the future.

●	The currently applicable voting standards and requirements for increases or decreases to the authorized number of shares may require us to expend significant time and resources, including with respect to the engagement of proxy solicitors to help solicit the requisite votes or, if we are not able to reach the required voting thresholds, could result in such proposals either not receiving stockholder approval or requiring the adjournment of the meeting for further solicitation.

●	Our ability to offer equity incentives to our directors, officers, and employees, conduct equity offerings, and to engage in strategic transactions may also require us to increase the number of shares of our common stock.

Appendix Relating to the Preferred Stock Authorization

The form of the amendment to our Articles of Incorporation relating to this proposal, which we would file with the Nevada Secretary of State, is attached to this proxy statement as Appendix C.

Required Vote

The affirmative vote of stockholders that represent seventy-five (75%) of the voting power entitled to vote on the Preferred Stock Authorization is required to approve the Preferred Stock Authorization. Abstentions will be treated as votes against the proposal and broker non-votes will have no effect on the outcome of the proposal.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO AMEND THE VOTING THRESHOLD IN ARTICLES OF INCORPORATION.

PROPOSAL 5 – RATIFICATION OF STOCK ISSUANCE

Proposal

Our Board has authorized the issuance of an aggregate of 5,600,000 shares of common stock in a private placement transaction. The Board now seeks stockholder ratification of this issuance.

PIPE Transaction Stock Issuance

On December 26, 2025, our Board approved the issuance and sale of 5,600,000 shares of common stock in a private placement transaction (the “PIPE Transaction”) at a per share purchase price of $0.14, for aggregate gross proceeds of $784,000. The shares were issued pursuant to a securities purchase agreement entered into between the Company and certain accredited investors.

Purpose and Effect of the Stock Issuance

The Board determined that the PIPE Transaction provided the Company with additional working capital to fund operations and pursue strategic opportunities.

All shares issued pursuant to and the PIPE Transaction are restricted securities under the Securities Act of 1933, as amended, and have not been registered under the Securities Act. The issuance was made in reliance on exemptions from registration under the Securities Act.

Nasdaq Listing Rule Compliance

Nasdaq Listing Rule 5635(d) requires stockholder approval prior to the issuance of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance in connection with a transaction that is with an issuance of per share price lower than the Minimum Price as defined under the Nasdaq Listing Rule 5600 other than a public offering.

Although the Board believes this issuance is exempt from the stockholder approval requirement under Nasdaq rules, out of an abundance of caution and in accordance with good corporate governance practices, the Board is seeking ratification of this issuance from the Company’s stockholders.

Vote Required

The affirmative vote of stockholders that represent a majority of the votes cast on Proposal 5 is required to ratify the stock issuance. Abstentions will be treated as votes against the proposal and broker non-votes will have no effect on the outcome of the proposal.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE STOCK ISSUANCE.

PROPOSAL 6 – APPROVAL OF SALE OF SUBSIDIARY

General

Our Board has recommended the sale of 100% of the issued and outstanding shares of American Bear Logistics Corp., an Illinois corporation (“ABL” or the “Subsidiary”), to an unaffiliated third party purchaser (the “Purchaser”) pursuant to a share purchase agreement (the “Share Purchase Agreement”). The Board now seeks stockholder approval of this transaction.

Transaction Terms

Under the Share Purchase Agreement, the Company will sell all of its right, title and interest in ABL to the Purchaser for a purchase price of $1.00. As part of the transaction, the Purchaser will assume all liabilities of ABL and its subsidiaries, of any nature whatsoever, whether arising before, on or after the closing date, whether absolute, contingent or otherwise, and whether or not disclosed to the Purchaser. All intercompany receivables, payables, loans, advances, and other obligations between the Company (and its affiliates) on the one hand, and ABL and its subsidiaries on the other hand, will be assigned to and assumed by ABL at the closing.

The closing of the transaction is subject to the satisfaction of customary closing conditions. A form of the Share Purchase Agreement is attached as Appendix D herein. Unaudited pro forma financial statements of the Company showing the effect of the transaction is attached as Appendix E herein.

Background and Rationale

ABL has experienced operating challenges and currently has negative net asset values. The Board believes that divesting ABL will allow the Company to focus its resources and management attention on its core operations and strategic priorities. By transferring all of ABL’s liabilities to the Purchaser, the Company will eliminate its exposure to ABL’s ongoing obligations and contingent liabilities.

The Board has determined that the Share Purchase Agreement and the transactions contemplated thereby are advisable, fair to, and in the best interests of the Company and its stockholders.

Board Approval and Stockholder Vote

Nevada law requires stockholder approval for the sale of substantially all of a corporation’s assets. Although the Company’s Board does not believe that ABL constitutes any substantial portion of the Company’s assets, out of an abundance of caution and in accordance with good corporate governance practices, the Board is seeking stockholder approval of this transaction.

Effect of Non-Approval

If the stockholders do not approve this proposal, the Company will not proceed with the sale of ABL pursuant to the Share Purchase Agreement, and the Company will continue to own ABL and be responsible for its operations and liabilities.

Vote Required

The affirmative vote of stockholders that represent a majority of the votes cast on Proposal 6 is required to approve the sale of ABL. Abstentions will be treated as votes against the proposal and broker non-votes will have no effect on the outcome of the proposal.

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE SALE OF AMERICAN BEAR LOGISTICS CORP.

EXECUTIVE OFFICERS

The table below sets forth the name, age and position of our executive officers, their ages as of the date of the Proxy Statement.

Name	Age	Position
Henry Liu	33	Chief Executive Officer
Yang Li	43	Joint Chief Executive Officer, Chief Operating Officer
Long (Leo) Yi	47	Chief Financial Officer

Information regarding the principal occupations of Mr. Yang Li and Mr. Long (Leo) Yi is set forth above under the heading “Nominees for Directors.”

Mr. Henry Liu is our co-founder and has served as our chief executive officer since our establishment. Mr. Liu has over six years of logistics operation experience, especially in freight forwarding, and over three years of international business experience. From July 2018 to August 2019, Mr. Liu served as the deputy general manager of Guangzhou Haichuan Supply Chain Management Co., Ltd., a logistics company. From September 2018 to June 2019, Mr. Liu also served as the general manager of Guangzhou Haishang Supply Chain Management Co., Ltd., a logistics company. Mr. Liu received a master’s degree in Business Administration and a bachelor’s degree in International Economics and Trade from Curtin University.

CORPORATE GOVERNANCE

Director Independence

Our common stock is listed on the Nasdaq Capital Market (the “Nasdaq”). Under the rules of the Nasdaq, independent directors may comprise a majority of a listed company’s board of directors within one year following the listing date of the company’s securities. Under the rules of the Nasdaq, a director will only qualify as an “independent director” if that that company’s board of directors affirmatively determines that such person does not have a relationship with the company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Our board of directors has undertaken a review of the independence of each director and, based on the information provided by each director concerning his or her background, employment and affiliations, our board of directors has determined that Ms. Fang, Ms. Li and Mr. Goh, who represent a majority of the current Board, do not have relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the SEC and Nasdaq.

Role of the Board of Directors in Risk Oversight

Risk assessment and oversight are an integral part of our governance and management processes. Our board of directors encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the board of directors at regular board meetings as part of management presentations that focus on particular business functions, operations, or strategies, and presents the steps taken by management to mitigate or eliminate such risks.

Our board of directors does not have a standing risk management committee, but rather administers this oversight function directly through our board of directors as a whole, as well as through various standing committees of our board of directors that address risks inherent in their respective areas of oversight. While our board of directors has a fiduciary duty to monitor and assess strategic risk exposure, our audit committee is responsible for overseeing our major financial risk exposures and the steps our management has taken to monitor and control these exposures, overseeing cybersecurity risks and assisting the board of directors in its oversight over enterprise risk management. The audit committee also approves or disapproves any related person transactions. Our nominating and corporate governance committee monitors the effectiveness of our corporate governance guidelines and manages risks associated with the independence of the board of directors. Our compensation and leadership development committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Committees of the Board of Directors

We have established an audit committee, a compensation committee and a nominating and corporate governance committee under the board of directors. We have adopted a charter for each of the three committees. Each committee’s members and functions are described below.

Audit Committee. Our audit committee consists of Ms. Zhengyi (Janice) Fang, Ms. Xiaoou Li and Mr. Aik Siang Goh, and is chaired by Ms. Fang. Ms. Fang, Ms. Li and Mr. Goh each satisfies the “independence” requirements of Rule 10A-3 under the Exchange Act and the applicable Nasdaq rules. Each member of the audit committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, the board of directors has examined each audit committee member’s scope of experience and the nature of their employment.

The audit committee oversees our corporate accounting and financial reporting process. Among other matters, the audit committee evaluates the independent auditors’ qualifications, independence and performance; determines the engagement of the independent auditors; reviews and approves the scope of the annual audit and the audit fee; discusses with management and the independent auditors the results of the annual audit and the review of our quarterly financial statements; approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on our engagement team as required by law; reviews our critical accounting policies and estimates; oversees our internal audit function and annually reviews the audit committee charter and the committee’s performance. During the fiscal year ended June 30, 2025, our audit committee did not hold any meetings, and passed resolutions by written consent four times.

Compensation Committee. Our compensation committee consists of Ms. Fang, Ms. Li and Mr. Goh, and is chaired by Ms. Li. Ms. Fang, Ms. Li and Mr. Goh each satisfies the “independence” requirements of the Nasdaq rules and Rule 10C-1 under the Exchange Act. The compensation committee assists the board of directors in reviewing and approving or recommending the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our executive officers may not be present at any committee meeting while his compensation is deliberated. The compensation committee is responsible for, among other things, reviewing and approving or recommending corporate goals and objectives relevant to the compensation of our executive officers, evaluating the performance of these officers in light of those goals and objectives, and approving or recommending the compensation of these officers based on such evaluation. The compensation committee is also responsible for reviewing and approving or recommending the compensation of our directors. During the fiscal year ended June 30, 2025, our compensation committee did not hold any meetings, and passed resolutions by written consent one time.

Nominating and Corporate Governance Committee. Our nominating and corporate governance committee consists of Ms. Fang, Ms. Li and Mr. Goh, and is chaired by Mr. Goh. Ms. Fang, Ms. Li and Mr. Goh each satisfies the “independence” requirements of the Nasdaq rules. The nominating and corporate governance committee assists the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board of directors and its committees. The nominating and corporate governance committee is responsible for, among other things, identifying and evaluating candidates, including the nomination of incumbent directors for re-election and nominees recommended by stockholders, and recommending to the board of directors the individual to be nominated for election. The nominating and corporate governance committee is also responsible for overseeing our corporate governance guidelines and reporting and making recommendations to the board of directors concerning corporate governance matters. During the fiscal year ended June 30, 2025, our nominating and corporate governance committee did not hold any meetings, and passed resolutions by written consent two times.

Compensation committee interlocks and insider participation

None of the members of our compensation committee is or has been our current or former officer or employee. None of our executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, including any entity whose executive officers served as a director or member of our compensation committee.

Board and Board Committee Meetings and Attendance

During the fiscal year ended June 30, 2025, our Board held one board meeting.

Director Attendance at Annual Meeting of Stockholders

We do not have a formal policy regarding the attendance of our Board members at our annual meetings of stockholders, but we expect all directors to make every effort to attend any meeting of stockholders.

Family Relationships

No family relationships existed among any of our directors or executive officers.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics, or the Code of Conduct, applicable to all of our employees, executive officers and directors.

Insider Trading Policy

We have adopted an Insider Trading Policy which requires insiders to: (i) refrain from purchasing shares during certain blackout periods and when they are in possession of any material non-public information and (ii) to clear all trades with the compliance officer of the policy prior to execution.

Anti-Hedging Policy

Our Board has adopted an Insider Trading Policy, which applies to all of our directors, officers and employees. The policy prohibits our directors, officers and employees from purchasing financial instruments, such as prepaid variable forward contracts, equity swaps, collars and exchange funds, or otherwise engaging in transactions that hedge or offset (or are designed to hedge or offset) any decrease in the market value of our equity securities. All such transactions involving our equity securities, whether such securities were granted as compensation or are otherwise held, directly or indirectly, are prohibited.

Section 16(A) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who beneficially own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on our review of Forms 3, 4 and 5 and any amendments thereto furnished to us, we believe that during the fiscal year ended June 30, 2025, all filing requirements applicable to our executive officers and directors under the Exchange Act were met in a timely manner.

Communications with the Board

Any stockholder or any other interested party who desires to communicate with our Board, our non-management directors or any specified individual director, may do so by directing such written correspondence to the attention of the Chief Legal Officer at our address provided under the “Principal Executive Offices” section. The Chief Legal Officer will forward the communication to the appropriate director or directors as appropriate.

EXECUTIVE AND DIRECTOR COMPENSATION

Our named executive officers (“NEOs”) for the fiscal years ended June 30, 2024 and 2025, consisting of our principal executive officers, serving at the end of such years, consisting of our principal executive officer and next most highly compensated officer serving at the end of such fiscal years, were:

●	Henry Liu, our chief executive officer;

●	Long (Leo) Yi, our chief financial offer;

●	Shuai Li, our former president and chief operating officer; and

●	Lan Su, our former president and chief operating officer.

Summary Compensation Table

The following table sets forth information with respect to compensation earned by our NEOs for the fiscal years ended June 30, 2024 and 2025.

Name and Principal Position	For the Fiscal Year Ended June 30,	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensatio ($)	All Other ($)	Total ($)
Henry Liu	2025	73,200	—	—	—	—	—	—	73,200
Chief Executive Officer	2024	72,800	—	—	—	—	—	—	72,800

Shuai Li	2025	83,882	—	—	—	—	—	—	83,882
Former President and Chief Operating Officer	2024	83,548	—	—	—	—	—	—	83,548

Long (Leo) Yi	2025	80,000	—	—	—	—	—	—	80,000
Chief Financial Officer	2024	—	—	—	—	—	—	—	—

Lan Su	2025	34,127	—	—	—	—	—	—	34,127
Former Chief Operating Officer	2024	—	—	—	—	—	—	—	—

Employment Agreements

We have entered into employment agreements with each of our NEOs (collectively, the “Employment Agreements”) in 2024. The Employment Agreements establish an initial base salary for each of our NEOs and provide that each of our NEOs is eligible to participate in our standard employee benefit plan. The employment of each of our NEOs can be terminated by us at any time with or without cause. Each of the NEOs may (i) resign if such resignation is approved by our board of directors or an alternative arrangement with respect to his services is agreed to by the board of directors, and (ii) terminate his employment at any time with a one-month prior written notice to the Company, if (a) there is a material reduction in his authority, duties and responsibilities, or (b) there is a material reduction in his annual salary.

None of our NEOs is entitled to any cash severance payment upon a termination of their employment for “cause” (as defined in such employment agreement), or for death and disability.

If any of the NEOs’ employment is terminated by us without cause, he will be entitled to severance payments and benefits of: (i) a lump sum cash payment equal to six months of his base salary as of the date of such termination; (ii) a lump sum cash payment equal to a pro-rated amount of his target annual bonus for the year immediately preceding the termination, if any; (iii) payment of premiums for continued health benefits under the Company’s health plans for 12 months following the termination, if any; and (iv) immediate vesting of 100% of the then-unvested portion of any outstanding equity awards held, if any.

If any of the NEOs’ employment is terminated by himself due to the above-mentioned reasons, he will receive remuneration equivalent to three months of his base salary that he is entitled to immediately prior to such termination.

In addition, in the event that any of the NEOs is terminated following a change in control of the Company, he shall be entitled to the severance payments and benefits of: (i) a lump sum cash payment equal to three months of his base salary at a rate equal to the greater of his annual salary in effect immediately prior to the termination, or his then current annual salary as of the date of such termination; (ii) a lump sum cash payment equal to a pro-rated amount of his target annual bonus for the year immediately preceding the termination; (iii) payment of premiums for continued health benefits under the Company’s health plans for three months following the termination; and (iv) immediate vesting of 100% of the then-unvested portion of any outstanding equity awards held, if any.

Equity-Based Compensation

As of the date of this report, we had not adopted any equity incentive plan, nor had we awarded any equity-based compensation to any employees, including our NEOs.

Other Compensation and Benefits

We maintain a 401(k) plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees are able to defer eligible compensation up to certain limits in the U.S. Internal Revenue Code of 1986, as amended (the “Code”), which are updated annually. We have the ability to make matching and discretionary contributions to the 401(k) plan. Currently, we do not make matching contributions or discretionary contributions to the 401(k) plan. The 401(k) plan is intended to be qualified under Section 401(a) of the Code, with the related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan are deductible by us when made, and contributions and earnings on those amounts are not generally taxable to the employees until withdrawn or distributed from the 401(k) plan.

Our NEOs did not participate in, or earn any benefits under, a non-qualified deferred compensation plan sponsored by us during the fiscal years ended June 30, 2025. Our board of directors may elect to provide our officers and other employees with non-qualified defined contribution or other non-qualified deferred compensation benefits in the future if it determines that doing so is in our best interests.

Our NEOs did not participate in, or otherwise receive any benefits under, any pension or retirement plan sponsored by us during the fiscal years ended June 30, 2025.

Director Compensation

The following table sets forth certain information concerning the compensation of our non-employee directors for the fiscal year ended June 30, 2025. During the year ended June 30, 2024, none of our non-employee directors received any compensation from the Company.

Name and Principal Position	For the Fiscal Year Ended June 30,	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other ($)	Total ($)
Yiye Zhou (1)	2025	20,000	—	—	—	—	—	—	20,000

Zhengyi (Janice) Fang	2025	20,000	—	—	—	—	—	—	20,000

Cynthia Vuong (2)	2025	20,000	—	—	—	—	—	—	20,000

(1)	Effective September 30, 2025, Ms. Yiye Zhou resigned from the Board of the Company.

(2)	Effective August 29, 2025, Ms. Vuong resigned from the Board of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information relating to the beneficial ownership of our common stock as of the date of this Proxy Statement by:

●	each person, or group of affiliated persons, known by us to own beneficially more than 5% of our outstanding common stock;

●	each of our named executive officers and directors immediately following the offering; and

●	our executive officers and directors immediately following the offering as a group.

The number of shares of common stock beneficially owned by each entity, person, executive officer or director is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares of common stock over which the individual has sole or shared voting power or investment power as well as any shares of common stock that the individual has the right to acquire within 60 days of the date of this prospectus, through the exercise of any option, warrant or other right. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock held by that person.

The percentage of outstanding common stock is computed on the basis of 34,427,559 shares of common stock outstanding as of the Record Date.

	Shares of Common Stock Beneficially Owned
Name and Address of Beneficial Owner (1)	Number	%†
Executive Officers and Directors
Henry Liu(2)	2,700,600	7.84%
Yang Li	-	-
Long (Leo) Yi	-	-
Zhengyi (Janice) Fang	-	-
Xiaoou Li	-	-
Aik Siang Goh	-	-
All Executive Officers and Directors as a group	2,700,600	7.84%
5% or Greater Holders	-	-
H&L LOGISTICS INTERNATIONAL LLC(2)	2,700,600	7.84%
JIUSHEN TRANSPORT LLC(3)	3,000,000	8.71%
Brink Holding Limited(4)	2,950,000	8.57%

(1)	Unless noted otherwise, the address of all listed stockholder is 1475 Thorndale Avenue, Suite A, Itasca, Illinois 60143.

(2)	Represents 2,700,600 shares of common stock held of record by H&L LOGISTICS INTERNATIONAL LLC, a company wholly owned by Mr. Henry Liu organized under the laws of the State of Illinois. The registered address of H&L LOGISTICS INTERNATIONAL LLC is 270 Hearthstone Drive, Bartlett, Illinois 60103.

(3)	Represents 3,000,000 shares of common stock held of record by JIUSHEN TRANSPORT LLC, a company wholly owned by Mr. Shuai Li organized under the laws of the State of Illinois. The registered address of JIUSHEN TRANSPORT LLC is 1360 West Walton Street, Chicago, Illinois 60642.

(4)	Represents 2,950,000 shares of common stock held of record by Brink Holding Limited, a company wholly owned by Ms. Huifen Hua organized under the laws of British Virgin Islands. The registered address of Brink Holding Limited is Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

In addition to the compensation arrangements, including employment, termination of employment, and change in control arrangements, discussed in the sections titled “Board of Directors and Corporate Governance-Director Compensation” and “Executive Compensation,” the following is a description of each transaction and series of similar transactions, since the beginning of the fiscal year preceding our last fiscal year, to which we were a party or will be a party, in which:

●	the amounts involved exceed the lesser of (a) $120,000 or (b) 1% of the average of our total assets at year-end for the last two completed fiscal years; and

●	any of our directors, nominees for director, executive officers or beneficial holders of more than 5% of any class of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

We are party to an indemnification agreement with each of our directors and executive officers. These indemnification agreements may require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements shall also require us to advance all expenses reasonably and actually incurred by our directors and executive officers in investigating or defending any such action, suit, or proceeding.

Transactions with Related Persons

The following sets forth the transactions in the two years ended June 30, 2025, where (i) the amount involved exceeded or will exceed the lesser of $120,000 or 1% of our total assets at year-end for the last two completed fiscal years, and (ii) any of our executive officers, directors, or holders of more than 5% of any class of our voting securities, or any affiliate or member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest, other than the compensation and other arrangements we describe in “Item 11. Executive Compensation” of this report.

	For the years ended June 30,
	2025	2024	2023
Revenue from Weship (a)	$8,241	$28,870	$109,314
Revenue from ABL Wuhan (a)	$1,196,119	$1,835,377	$-
Revenue from ABL Shenzhen (a)	$698,371	$-	$-
Revenue from ABL LAX	$3,084	$-	$-
Cost of revenue charged by Weship (b)	$869,975	$1,555,680	$1,598,143
Rental income from Weship (c)	$331,665	$288,185	$481,252
Rental income from Weship (d)	$20,021	$-	$-
Cost of revenue charged by Intermodal (e)	$673,823	$564,519	$325,237
Cost of revenue charged by ABL Wuhan (f)	$133,403	$162,625	$-
Cost of revenue charged by ABL LAX (g)	$2,737	$-	$-
Interest expense charge by ABL Shenzhen	$2,418	$-	$-

During the years ended June 30, 2025 and 2024, the Company had the following transactions with its related parties — Weship, ABL Wuhan, ABL Shenzhen, ABL LAX and Intermodal.

(a)	The Company provided logistic forwarding services to Weship, ABL Wuhan and ABL Shenzhen and charge Weship, ABL Wuhan and ABL Shenzhen at our regular market rate for the services provided.

(b)	Weship is one of the Company’s vendors for truck delivery service.

(c)	The Company subleased portion of its warehouse space to Weship for rental income. The Company subleased its warehouse in Chicago to Weship in July 2023 and again for the period from January 2024 to June 2025. The Company also subleased another warehouse with monthly rent of $6,500 from August 01, 2023 to October 31, 2024.

(d)	The Company subleased portion of its warehouse space to Intermodal for four months and another warehouse for twelve months.

(e)	Intermodal is one of the Company’s vendors for truck delivery service and provides labour forces.

(f)	ABL Wuhan provides labor force and certain cross-border freight consolidation and forwarding services and is one of the Company’s cross-border freight consolidation and forwarding service providers.

(g)	ABL LAX provides service of arranging goods in and out of warehouse.

Related Party Transaction Policy

Our board of directors have adopted a written related party transaction policy, setting forth the policies and procedures for the review and approval or ratification of related party transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement, or relationship, or any series of similar transactions, arrangements, or relationships, in which we were or are to be a participant, where the amount involved in any fiscal year exceeds the lesser of $120,000 or 1% of our total assets at year-end for the last two completed fiscal years, and a related party had, has, or will have a direct or indirect material interest, including without limitation, purchases of goods or services by or from the related party or entities in which the related party has a material interest, indebtedness, guarantees of indebtedness, and employment by us of a related party.

In reviewing and approving any such transactions, our audit committee has primary responsibility to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related party’s interest in the transaction.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended June 30, 2025 with our management. The Audit Committee has also reviewed and discussed with ZH CPA LLP, our independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from ZH CPA LLP required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence and has discussed with ZH CPA LLP its independence. Based on the foregoing, the Audit Committee recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2025 and filed with the SEC.

Members of the Audit Committee

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Viant under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

STOCKHOLDERS’ PROPOSALS

Stockholders may submit proposals on matters appropriate for stockholder action at our subsequent annual meetings consistent with Rule 14a-8 promulgated under the Exchange Act. Such proposals should be directed to 1475 Thorndale Avenue, Suite A Itasca, Illinois, 60143, Attn: Management. Any proposal may be included in next year’s proxy materials only if such proposal complies with the rules and regulations promulgated by the SEC. Nothing in this section shall be deemed to require us to include in our proxy statement or our proxy relating to any meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the SEC. The officer presiding at the Meeting may exclude matters that are not properly presented in accordance with these requirements.

In addition to satisfying the requirements of the bylaws, to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Board’s nominees must also provide notice to the Company in accordance with Rule 14a-19 under the Exchange Act not less than 60 days prior to June 24, 2026, the one-year anniversary of the 2026 Annual meeting.

HOUSEHOLDING

Other Matters

Our board of directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with his best judgment.

Delivery of Documents to Security Holders Sharing an Address

Unless the Company is otherwise advised by the stockholders, we will only deliver one copy of this Information Statement to multiple stockholders sharing an address. This practice known as “householding” is intended to reduce the Company’s printing and postage costs.

We will, upon request, promptly deliver a separate copy of this Information Statement to a stockholder who shares an address with another stockholder. A stockholder, who wishes to receive a separate copy of this Information Statement, may direct such request to the Company at 1475 Thorndale Avenue, Suite A Itasca, Illinois, 60143, or you can contact us via telephone at (224) 446-9048. Stockholders who receive multiple copies of the Information Statement at their address and would like to request that only a single copy of communications be delivered to the shared address may do so by making either a written or oral request to the Company contacts listed above.

2025 Annual Report

Our 2025 Annual Report, including our 2025 Form 10-K, is being mailed with this Proxy Statement.

Our 2025 Form 10-K has also been filed with the SEC. It is available free of charge at the SEC’s website at www.sec.gov. Upon written request by a shareholder, we will mail without charge a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to the Chief Legal Officer at our address and telephone number provided under the “Principal Executive Offices” section.

APPENDIX A

Certificate of Amendment

ARTICLE IV SHARE OF STOCK of the Articles of Incorporation is deleted in its entirety and replaced with the following:

“Section 4.01 Authorized Shares.

(a)	The amount of the total authorized capital stock of this Corporation consists of 2,000,000,000 shares with a par value of $0.0001 per share, designated as Common Stock. The Common Stock may be issued from time to time without action by the stockholders. The Common Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors.”

A-1

APPENDIX B

Form of the Amendment to the Articles Of Incorporation

ARTICLE IV SHARE OF STOCK of the Articles of Incorporation is amended to include the following:

“Section 4.01 Authorized Shares.

(b)	The aggregate number of shares of capital stock that the Corporation will have the authority to issue includes, in addition to the Common Stock, 1,000,000,000 shares of blank check preferred stock, with a par value of $0.0001 per share (the “Preferred Stock”).”

“Section 4.02 Blank Check Preferred Stock

The Board of Directors is authorized, subject to the limitations prescribed in Section, to provide for the issuance of the shares of blank check preferred stock in series, and by filing a certificate pursuant to the applicable law of the State of Nevada, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series of Preferred Stock will include, but not be limited to, the rights to determine the following:

(i)	The number of shares constituting that series of Preferred Stock and the distinctive designation of that series, which may be a distinguishing number, letter or title;

(ii)	The dividend rate on the shares of that series of Preferred Stock, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that series;

(iii)	Whether that series of Preferred Stock will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(iv)	Whether that series of Preferred Stock will have conversion privileges and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors determines;

(v)	Whether or not the shares of that series of Preferred Stock will be redeemable and, if so, the terms and conditions of such redemption, including the date or date upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(vi)	Whether that series of Preferred Stock will have a sinking fund for the redemption or purchase of shares of that series and, if so, the terms and amount of such sinking fund;

(vii)	The rights of the shares of that series of Preferred Stock in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

(viii)	Any other relative rights, preferences and limitations of that series of Preferred Stock.

Each series of serial Preferred Stock, in preference to the Common Stock, will be entitled to dividends from funds or other assets legally available therefore, at such rates, payable at such times and cumulative to the extent as may be fixed by the Board of Directors of the Corporation pursuant to the authority herein conferred upon it. In the event of dissolution or liquidation of the Corporation, voluntary or involuntary, the holders of serial Preferred Stock, in preference to the Common Stock, will be entitled to receive such amount or amounts as may be fixed by the Board of Directors of the Corporation pursuant to the authority herein conferred upon it. Preferred Stock of any series redeemed, converted, exchanged, purchased or otherwise acquired by the Corporation shall be canceled by the Corporation and returned to the status of authorized but unissued Preferred Stock. All shares of any series of serial Preferred Stock, as between themselves, shall rank equally and be identical; and all series of serial Preferred Stock, as between themselves, shall rank equally and be identical, except as set forth in resolutions of the Board of Directors authorizing the issuance of the series.”

B-1

APPENDIX C

Certificate of Amendment

ARTICLE IX. AMENDMENTS of the Articles of Incorporation is deleted in its entirety and replaced with the following:

“(a) At least a majority (50%) of the voting shares outstanding shall be required to amend, alter, change or repeal any provision contained in these Articles of Incorporation.

(b) The number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) with the approval of the stockholders entitled to vote thereon, voting together as a single class, irrespective of the provisions of NRS 78.2055(3), 78.207(3) or 78.390(2), and no vote of the holders of any class or series of Common Stock or Preferred Stock voting separately as a class or series shall be required therefor (and any such right otherwise provided under NRS 78.2055(3), 78.207(3) or 78.390(2) is hereby specifically denied), unless a vote of any such holder is expressly required pursuant to these Articles or set forth in the applicable certificate of designation.

(c) No action by the stockholders is required if the proposed amendment to the Articles of Incorporation consists only of a change in the name of the corporation.”

C-1

APPENDIX D – SHARE PURCHASE AGREEMENT

This SHARE PURCHASE AGREEMENT (this “Agreement”) is entered into as of [__], 2026 (the “Effective Date”), by and between:

SELLER:

Lakeside Holding Limited, a Nevada corporation, with its registered office at 1475 Thorndale Avenue, Suite A, Itasca, Illinois 60143 (the “Seller”);

and

BUYER:

(the “Buyer”).

Seller and Buyer are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Seller is the sole legal and beneficial owner of 100% of the issued and outstanding shares of American Bear Logistics Corp., a Illinois corporation (the “Company”);

WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, all of Seller’s right, title and interest in and to the shares of the Company, on the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, the board of directors of Seller has approved this Agreement and the transactions contemplated hereby.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE 1. DEFINITIONS AND INTERPRETATION

1.	Definitions

In this Agreement, unless the context otherwise requires:

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by, or is under common control with such Person.

“Business Day” means any day other than a Saturday, Sunday or a day on which banking institutions in New York, New York, or Hong Kong or Nevada are required or authorized by law or executive order to be closed.

“Closing” has the meaning set forth in Article 3.1.

“Closing Date” has the meaning set forth in Article 3.1.

“Governmental Authority” means any federal, national, state, provincial, local or similar government, governmental, regulatory or administrative authority, branch, agency or commission or any court, tribunal, or arbitral or judicial body.

“Law” means any federal, national, supranational, state, provincial, local or similar statute, law, ordinance, regulation, rule, code, order, requirement or rule of law (including common law).

“Liabilities” means any and all debts, liabilities, commitments and obligations of any nature whatsoever, whether accrued, absolute, contingent or otherwise, and whether or not required to be reflected on a balance sheet prepared in accordance with applicable accounting standards.

“Material Adverse Effect” means any event, occurrence, fact, condition, change, development or effect that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the business, results of operations, condition (financial or otherwise) or assets of the Company and the Subsidiaries, taken as a whole.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, association, trust, unincorporated organization or any other entity, including a Governmental Authority.

“Purchase Price” has the meaning set forth in Article 2.2.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means 100% of the issued and outstanding shares of the Company.

“Subsidiaries” means, with respect to each of the Company, all subsidiaries, whether direct or indirect.

ARTICLE 2. PURCHASE AND SALE OF SHARES

1.	Purchase and Sale

Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, Seller shall sell, transfer, convey, assign and deliver to Buyer, and Buyer shall purchase and acquire from Seller, all of Seller’s right, title and interest in and to the Shares.

2.	Purchase Price

The aggregate purchase price for the Shares shall be ONE UNITED STATES DOLLAR (US$1.00) (the “Purchase Price”).

3.	Payment of Purchase Price

At the Closing, Buyer shall pay the Purchase Price to Seller by wire transfer of immediately available funds to an account designated by Seller in writing at least two (2) Business Days prior to the Closing Date.

4.	Assumption of Liabilities

Buyer hereby agrees to assume, and shall be responsible for together with the Company, and Buyer hereby agrees to pay, perform and discharge together with the Company when due, all Liabilities of the Company and their respective Subsidiaries of any nature whatsoever, whether arising before, on or after the Closing Date, whether absolute, contingent or otherwise, and whether or not disclosed to Buyer, including without limitation all indebtedness, accounts payable, accrued expenses, contractual obligations, contingent liabilities, and all other liabilities and obligations of any kind (the “Assumed Liabilities”). Seller shall have no obligation or liability with respect to any Assumed Liabilities from and after the Closing.

5.	Assignment of Intercompany Obligations

All intercompany receivables, payables, loans, advances, and other obligations between Seller (and its Affiliates other than the Company and the Subsidiaries) on the one hand, and the Company and the Subsidiaries on the other hand, are hereby assigned to and assumed by the Company at the Closing, and Seller and its Affiliates shall have no further rights or obligations with respect thereto.

ARTICLE 3. CLOSING

1.	Closing

The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place remotely via the exchange of documents and signatures on the date that is the earlier of (a) [●], 2026, or (b) the first Business Day following the satisfaction or waiver of all conditions to Closing set forth in Article 7 (other than conditions which, by their nature, are to be satisfied at the Closing), or at such other time, date and place as Seller and Buyer may mutually agree in writing (the “Closing Date”).

2.	Closing Deliverables by Seller

At the Closing, Seller shall deliver or cause to be delivered to Buyer the following:

(a) duly executed stock transfer forms or instruments of transfer in customary form, transferring all of Seller’s right, title and interest in and to the Shares to Buyer;

(b) the original share certificates representing the Shares;

(c) the register of members of each of the Company, updated to reflect Buyer as the registered holder of the Shares; and

(d) such other documents, instruments and certificates as Buyer may reasonably request to effect the transactions contemplated by this Agreement.

3.	Closing Deliverables by Buyer

At the Closing, Buyer shall deliver or cause to be delivered to Seller the following:

(a) payment of the Purchase Price in accordance with Article 2.3;

(b) duly executed stock transfer forms or instruments of transfer in customary form, accepting transfer of the Shares; and

(c) such other documents, instruments and certificates as Seller may reasonably request to effect the transactions contemplated by this Agreement.

ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants to Buyer that:

1.	Organization and Good Standing

Seller is an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands. Each of the Company is a company duly incorporated, validly existing and in good standing under the laws of the British Virgin Islands.

2.	Authority

Seller has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Seller and constitutes a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles.

3.	Ownership of Shares

Seller is the sole legal and beneficial owner of the Shares and has good and valid title to the Shares. Upon delivery of the Shares to Buyer at the Closing and payment of the Purchase Price, Buyer will acquire good and valid title to the Shares.

4.	Capitalization

The Shares constitute all of the issued and outstanding shares of capital stock of the Company. All of the Shares have been duly authorized and validly issued and are fully paid and non-assessable.

5.	No Conflicts

The execution, delivery and performance of this Agreement by Seller and the consummation of the transactions contemplated hereby do not and will not (a) conflict with or violate any provision of the organizational documents of Seller or the Company, or (b) conflict with or violate any Law applicable to Seller or the Company.

6.	Brokers

No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller.

ARTICLE 5. REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to Seller that:

1.	Organization

Buyer is a company duly organized, validly existing and in good standing under the laws of Washington, USA.

2.	Authority

Buyer has all requisite corporate or similar power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Buyer and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate or similar action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

3.	Acknowledgment; As-Is Purchase

Buyer acknowledges and agrees that (a) Buyer is acquiring the Shares and the Company on an “as-is, where-is” basis, (b) Buyer has had full opportunity to conduct its own investigation and due diligence of the Company and their Subsidiaries, (c) except for the representations and warranties expressly set forth in Article 4, Seller makes no representations or warranties whatsoever, whether express, implied, statutory or otherwise, with respect to the Company, the Subsidiaries, the Shares, their businesses, assets, liabilities, operations, prospects, or any other matter, and (d) Buyer is not relying on any representations or warranties other than those expressly set forth in Article 4.

ARTICLE 6. DISCLAIMER OF WARRANTIES; NO INDEMNIFICATION

1.	Disclaimer

EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN ARTICLE 4, SELLER MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, WITH RESPECT TO THE COMPANIES, THE SUBSIDIARIES, THE SHARES, THEIR RESPECTIVE BUSINESSES, ASSETS, LIABILITIES, FINANCIAL CONDITION, RESULTS OF OPERATIONS, FUTURE PERFORMANCE, OR ANY OTHER MATTER.

2.	No Indemnification

The Parties acknowledge and agree that, given the negative net asset values of the Company and Buyer’s assumption of all Liabilities of the Company and the Subsidiaries, neither Party shall have any indemnification obligations to the other Party under this Agreement. Buyer hereby waives any and all claims for indemnification, contribution, or reimbursement against Seller arising out of or relating to this Agreement, the Company, the Subsidiaries, or the transactions contemplated hereby, except for claims arising out of fraud or willful breach of the representations and warranties set forth in Articles 4.1, 4.2, 4.3 and 4.4.

ARTICLE 7. CONDITIONS TO CLOSING

1.	Conditions to Obligations of Buyer

The obligations of Buyer to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver by Buyer, at or prior to the Closing, of the following conditions:

(a) the representations and warranties of Seller set forth in Article 4 shall be true and correct in all material respects as of the Closing Date;

(b) Seller shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by Seller at or prior to the Closing;

(c) no Material Adverse Effect with respect to the Seller shall have occurred since the date of this Agreement;

(d) Seller shall have delivered the closing deliverables set forth in Article 3.2; and

(e) no Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law or order that is then in effect and has the effect of making the transactions contemplated by this Agreement illegal or otherwise prohibiting consummation of such transactions.

2.	Conditions to Obligations of Seller

The obligations of Seller to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver by Seller, at or prior to the Closing, of the following conditions:

(a) the representations and warranties of Buyer set forth in Article 5 shall be true and correct in all material respects as of the Closing Date;

(b) Buyer shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by Buyer at or prior to the Closing;

(c) Buyer shall have delivered the closing deliverables set forth in Article 3.3; and

(d) no Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law or order that is then in effect and has the effect of making the transactions contemplated by this Agreement illegal or otherwise prohibiting consummation of such transactions.

ARTICLE 8. COVENANTS

1.	Conduct of Business

From the date of this Agreement until the Closing, Seller shall, and shall cause the Company and the Subsidiaries to, conduct their respective businesses in the ordinary course consistent with past practice, except as otherwise contemplated by this Agreement or consented to in writing by Buyer.

2.	Access to Information

From the date of this Agreement until the Closing, Seller shall afford Buyer and its representatives reasonable access during normal business hours to the books, records, personnel and properties of the Company and the Subsidiaries, subject to applicable Law and contractual confidentiality obligations.

3.	Regulatory Approvals and Consents

Each Party shall use its commercially reasonable efforts to obtain all consents, approvals and authorizations of, and to make all filings and notifications with, any Governmental Authority that may be necessary for the consummation of the transactions contemplated by this Agreement.

4.	Public Announcements

Seller and Buyer shall consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby, except as may be required by applicable Law or stock exchange requirements (including the rules and regulations of the SEC or the New York Stock Exchange).

5.	Further Assurances

Following the Closing, each Party shall execute and deliver such additional documents, instruments and agreements and take such further actions as may be reasonably necessary to consummate or implement the transactions contemplated by this Agreement.

ARTICLE 9. TERMINATION

1.	Termination

This Agreement may be terminated at any time prior to the Closing:

(a) by mutual written consent of Seller and Buyer;

(b) by either Seller or Buyer if the Closing has not occurred on or before February 15, 2026, provided that the terminating Party is not in material breach of this Agreement;

(c) by Buyer if there has been a material breach by Seller of any representation, warranty, covenant or agreement contained in this Agreement that would result in the failure of a condition set forth in Article 7.1 and such breach has not been cured within ten (10) Business Days after written notice thereof; or

(d) by Seller if there has been a material breach by Buyer of any representation, warranty, covenant or agreement contained in this Agreement that would result in the failure of a condition set forth in Article 7.2 and such breach has not been cured within ten (10) Business Days after written notice thereof.

2.	Effect of Termination

In the event of termination of this Agreement pursuant to Article 9.1, this Agreement shall become void and of no further force and effect, except that the provisions of this Article 9.2 and Article 10 shall survive any such termination.

ARTICLE 10. GENERAL PROVISIONS

1.	Expenses

Except as otherwise expressly provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the Party incurring such expenses.

2.	Notices

All notices, requests, consents and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally, sent by reputable overnight courier service, or sent by email with confirmation of receipt, addressed as follows:

If to Seller:

Lakeside Holding Limited

1475 Thorndale Avenue, Suite A

Itasca, Illinois 60143

United States

If to Buyer:

3.	Entire Agreement

This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, between the Parties with respect to the subject matter hereof.

4.	Amendments and Waivers

This Agreement may not be amended, modified or supplemented except by a written instrument signed by both Parties. No waiver of any provision of this Agreement shall be effective unless in writing and signed by the Party against whom such waiver is sought to be enforced.

5.	Assignment

This Agreement and the rights and obligations hereunder may not be assigned or transferred by either Party without the prior written consent of the other Party, except that Buyer may assign its rights and obligations hereunder to any of its Affiliates without the consent of Seller, provided that no such assignment shall relieve Buyer of its obligations hereunder.

6.	Successors and Assigns

This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns.

7.	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions that would cause the application of the laws of any jurisdiction other than the State of New York.

8.	Severability

If any provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and such provision shall be reformed to the extent necessary to make it valid, legal and enforceable while preserving its intent to the greatest extent possible.

9.	Counterparts

This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or electronic transmission (including PDF) shall be as effective as delivery of a manually executed counterpart of this Agreement.

10.	Third Party Beneficiaries

This Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Share Purchase Agreement as of the date first written above.

SELLER:

LAKESIDE HOLDING LIMITED

By:
Name:
Title:

BUYER:

By:
Name:
Title:

APPENDIX E – UNAUDITED PRO FORMA FINANCIAL STATEMENTS

LAKESIDE HOLDINGS LIMITED AND ITS SUBSIDIARIES

Unaudited Pro Forma Condensed Combined Balance Sheet

(Expressed in U.S. dollar, except for the number of shares)

As of September 30, 2025

	September 30, 2025	Pro Forma adjustments	September 30, 2025 Pro Forma
	Consolidated	disposal of ABL	Consolidated
	(Unaudited)	(Unaudited)	(Unaudited)
		(a)
ASSETS

CURRENT ASSETS:
Cash	$4,539,636	$(108,839)	$4,430,797
Accounts receivable – third parties, net	3,091,279	(1,495,653)	1,595,626
Accounts receivable – related party, net	352,896	(352,896)	-
Note receivable	13,873	-	13,873
Prepayment, deposit and other receivable – third parties	4,948,382	(274,855)	4,673,527
Other receivable - related party	1,146,844	(1,146,844)	-
Contract assets	49,392	(49,392)	-
Inventories, net	131,986	-	131,986
Right of return asset	80,554	-	80,554
Loan receivable from related parties	386,541	(386,541)	-
Loan receivable from a third party	253,107	-	253,107
Total current assets	14,994,490	(3,815,020)	11,179,470

NON-CURRENT ASSETS:
Long- term investment	15,741	(15,741)	-
Property and equipment at cost, net of accumulated depreciation	409,393	(188,852)	220,541
Intangible asset	344,069	-	344,069
Right of use operating lease assets, net	2,687,972	(2,441,967)	246,005
Right of use financing lease assets, net	85,197	(85,197)	-
Deposit and prepayment	98,327	-	98,327
Total non-current assets	3,640,699	(2,731,757)	908,942

TOTAL ASSETS	$18,635,189	$(6,546,777)	$12,088,412

LIABILITIES AND EQUITY

CURRENT LIABILITIES:
Accounts payables – third parties	$2,539,331	$(1,338,760)	$1,200,571
Accounts payables – related party	104,682	(104,682)	-
Accrued liabilities and other payables	2,157,881	(829,621)	1,328,260
Current portion of obligations under operating leases	1,593,788	(1,518,513)	75,275
Current portion of obligations under financing leases	44,968	(44,968)	-
Loans payable, current	2,271,368	(2,010,868)	260,500
Contract liabilities	33,530	-	33,530
Tax payable	358,607	(79,825)	278,782
Due to shareholders	142,826	-	142,826
Due to a related party	260,144	(260,144)	-
Convertible notes - current	133,198	-	133,198
Refund liabilities	198,806	-	198,806
TOTAL CURRENT LIABILITIES	9,839,129	(6,187,381)	3,651,748

NON-CURRENT LIABILITIES:
Loans payable, non-current	147,735	(93,289)	54,446
Loan payable to related party	124,176	(124,176)	-
Deferred tax liabilities	61,111	-	61,111
Obligations under operating leases, non-current	1,448,459	(1,306,995)	141,464
Obligations under financing leases, non-current	60,249	(60,249)	-
Total non-current liabilities	1,841,730	(1,584,709)	257,021

TOTAL LIABILITIES	$11,680,859	$(7,772,090)	$3,908,769

COMMITMENTS AND CONTINGENCIES

EQUITY:
Common shares, $0.0001 par value, 200,000,000 shares authorized, 17,427,559 issued and outstanding as of September 30, 2025	1,743	-	1,743
Additional paid-in capital	13,512,515	(1,844,041)	11,668,474
Statutory reserve	74,608	-	74,608
Deficits	(6,683,779)	3,069,354	(3,614,425)
Accumulated other comprehensive income	49,243	-	49,243
Total Equity	6,954,330	1,225,313	8,179,643

TOTAL LIABILITIES AND EQUITY	$18,635,189	$(6,546,777)	$12,088,412

The Unaudited Pro Forma Financial Information include the following pro forma adjustments to give effect to the disposal of ABL.

(a)	To eliminate assets and liabilities of ABL as of September 30, 2025.

LAKESIDE HOLDINGS LIMITED AND ITS SUBSIDIARIES

Unaudited Pro Forma Condensed Combined Statement of Operations

(Expressed in U.S. dollar, except for the number of shares)

For the Three Months Ended September 30, 2025

	Consolidated	Pro Forma adjustments	Pro Forma Consolidated
	(Unaudited)	de-consolidate ABL	(Unaudited)
		(a)

Revenue from cross-border freight solutions – third party	$4,181,714	$(4,181,714)	$-
Revenue from cross-border freight solutions – related parties	580,160	(580,160)	-
Revenue from distribution of pharmaceutical products – third parties	1,338,015	-	1,338,015
Total revenue	6,099,889	(4,761,874)	1,338,015

Cost of revenue from cross-border freight solutions – third party	3,710,175	(3,710,175)	-
Cost of revenue from cross-border freight solutions – related party	490,177	(490,177)	-
Cost of revenue from pharmaceutical products – third parties	790,770	-	790,770
Total cost of revenue	4,991,122	(4,200,352)	790,770

GROSS PROFIT	1,108,767	(561,522)	547,245

OPERATING EXPENSES
Selling expenses	189,411	-	189,411
General and administrative expenses	2,107,655	(1,174,196)	933,459
Loss on deconsolidation of investment	-	-	-
Provision of allowance for expected credit loss	83,325	(17,298)	66,027
Total operating expenses	2,380,391	(1,191,494)	1,188,897

LOSS FROM OPERATIONS	(1,271,624)	629,972	(641,652)

Other income (expense)
Other income, net	146,839	(86,227)	60,612
Interest expense	(196,441)	111,873	(84,568)
Total other income (expense), net	(49,602)	25,646	(23,956)

LOSS BEFORE INCOME TAXES	(1,321,226)	655,618	(665,608)
Income tax expense	35,990	-	35,990
NET LOSS	(1,357,216)	655,618	(701,598)

OTHER COMPREHENSIVE INCOME
Foreign currency translation gain	36,928	-	36,928

COMPREHENSIVE LOSS	$(1,320,288)	$655,618	$(664,670)

Loss per share – basic and diluted	$(0.09)	$0.04	$(0.05)

Weighted Average Shares Outstanding – basic and diluted	14,733,489	14,733,489	-

The Unaudited Pro Forma Financial Information include the following pro forma adjustments to give effect to the disposal of ABL:

(a)	To eliminate revenue, costs of revenue, operating and other expenses of ABL for the three months ended September 30, 2025. The anticipated non-recurring gain on the sale is not reflected in the unaudited pro forma condensed consolidated statements of operations.

LAKESIDE HOLDINGS LIMITED AND ITS SUBSIDIARIES

Unaudited Pro Forma Condensed Combined Balance Sheet

(Expressed in U.S. dollar, except for the number of shares)

As of June 30, 2025

	June 30, 2025	Pro Forma adjustments	June 30, 2025 Pro Forma
	Consolidated	disposal of ABL	Consolidated
	(Audited)	(Unaudited)	(Unaudited)
		(a)
ASSETS

CURRENT ASSETS:
Cash	$4,956,060	$(141,188)	$4,814,872
Accounts receivable – third parties, net	2,895,580	(1,503,196)	1,392,384
Accounts receivable – related party, net	396,331	(396,331)	-
Note receivable	65,152	-	65,152
Prepayment, deposit and other receivable – third parties	449,977	(189,050)	260,927
Other receivable - related party	869,430	(869,430)	-
Contract assets	119,054	(119,054)	-
Inventories, net	96,534	-	96,534
Right of return asset	141,687	-	141,687
Loan receivable from related parties	277,741	(277,741)	-
Loan receivable from a third party	11,380	-	11,380
Total current assets	10,278,926	(3,495,990)	6,782,936

NON-CURRENT ASSETS:
Long- term investment	15,741	(15,741)	-
Property and equipment at cost, net of accumulated depreciation	389,421	(228,819)	160,602
Intangible asset	365,440	-	365,440
Right of use operating lease assets, net	3,158,202	(2,886,929)	271,273
Right of use financing lease assets, net	93,797	(93,797)	-
Deposit and prepayment	103,934	(103,934)	-
Total non-current assets	4,126,535	(3,329,220)	797,315

TOTAL ASSETS	$14,405,461	$(6,825,210)	$7,580,251

LIABILITIES AND EQUITY

CURRENT LIABILITIES:
Accounts payables – third parties	$2,494,217	$(1,475,989)	$1,018,228
Accounts payables – related party	65,237	(65,237)	-
Accrued liabilities and other payables	2,119,994	(958,130)	1,161,864
Current portion of obligations under operating leases	2,323,290	(2,214,473)	108,817
Current portion of obligations under financing leases	47,035	(47,035)	-
Loans payable, current	1,300,112	(1,037,242)	262,870
Contract liabilities	15,355	-	15,355
Tax payable	312,903	(79,825)	233,078
Convertible notes - current	910,675	-	910,675
Refund liabilities	77,235	-	77,235
TOTAL CURRENT LIABILITIES	9,666,053	(5,877,931)	3,788,122

NON-CURRENT LIABILITIES:
Loans payable, non-current	60,398	(60,398)	-
Loan payable to related party	124,176	(124,176)	-
Deferred tax liabilities	83,100	-	83,100
Obligations under operating leases, non-current	1,559,782	(1,408,959)	150,823
Obligations under financing leases, non-current	66,267	(66,267)	-
Total non-current liabilities	1,893,723	(1,659,800)	233,923

TOTAL LIABILITIES	$11,559,776	$(7,537,731)	$4,022,045

COMMITMENTS AND CONTINGENCIES

EQUITY:
Common shares, $0.0001 par value, 200,000,000 shares authorized, 10,500,000 issued and outstanding as of June 30, 2025	1,050	-	1,050
Additional paid-in capital	8,084,275	(1,701,215)	6,383,060
Statutory reserve	63,416	-	63,416
Retained earnings (Accumulated deficits)	(5,315,371)	2,413,736	(2,901,635)
Accumulated other comprehensive loss	12,315	-	12,315
Total Equity	2,845,685	712,521	3,558,206

TOTAL LIABILITIES AND EQUITY	$14,405,461	$(6,825,210)	$7,580,251

The Unaudited Pro Forma Financial Information include the following pro forma adjustments to give effect to the disposal of ABL.

(a)	To eliminate assets and liabilities of ABL as of June 30, 2025.

LAKESIDE HOLDINGS LIMITED AND ITS SUBSIDIARIES

Unaudited Pro Forma Condensed Combined Statement of Operations

(Expressed in U.S. dollar, except for the number of shares)

For the Year Ended June 30, 2025

	Consolidated	Pro Forma adjustments	Pro Forma Consolidated
	(Unaudited)	de-consolidate ABL	(Unaudited)
		(a)

Revenue from cross-border freight solutions – third party	$13,122,145	$(13,122,145)	$-
Revenue from cross-border freight solutions – related parties	1,905,815	(1,905,815)	-
Revenue from distribution of pharmaceutical products – third parties	2,762,465	-	2,762,465
Total revenue	17,790,425	(15,027,960)	2,762,465

Cost of revenue from cross-border freight solutions – third party	12,019,710	(12,019,710)	-
Cost of revenue from cross-border freight solutions – related party	1,679,938	(1,679,938)	-
Cost of revenue from pharmaceutical products – third parties	1,212,318	-	1,212,318
Total cost of revenue	14,911,966	(13,699,648)	1,212,318

GROSS PROFIT	2,878,459	(1,328,312)	1,550,147

OPERATING EXPENSES
Selling expenses	393,290	-	393,290
General and administrative expenses	7,410,906	(4,766,407)	2,644,499
Provision of allowance for expected credit loss	33,432	(625)	32,807
Total operating expenses	7,837,628	(4,767,032)	3,070,596

INCOME FROM OPERATIONS	(4,959,169)	3,438,720	(1,520,449)

Other income (expense)
Other income, net	416,192	(382,976)	33,216
Interest expense	(401,282)	172,028	(229,254)
Total other income (expense), net	14,910	(210,948)	(196,038)

LOSS BEFORE INCOME TAXES	(4,944,259)	3,227,772	(1,716,487)
Income tax expense	301,877	(89,581)	212,296
NET LOSS	(5,246,136)	3,317,353	(1,928,783)

OTHER COMPREHENSIVE INCOME
Foreign currency translation gain	9,343	-	9,343

COMPREHENSIVE LOSS	$(5,236,793)	$3,317,353	$(1,919,440)

Loss per share – basic and diluted	$(0.69)	$0.44	$(0.26)

Weighted Average Shares Outstanding – basic and diluted	7,557,534	7,557,534	7,557,534

The Unaudited Pro Forma Financial Information include the following pro forma adjustments to give effect to the disposal of ABL:

(a)	To eliminate revenue, costs of revenue, operating and other expenses of ABL for the year ended June 30, 2025. The anticipated non-recurring gain on the sale is not reflected in the unaudited pro forma condensed consolidated statements of operations.

LAKESIDE HOLDINGS LIMITED AND ITS SUBSIDIARIES

Unaudited Pro Forma Condensed Combined Balance Sheet

(Expressed in U.S. dollar, except for the number of shares)

As of June 30, 2024

	June 30, 2024	Pro Forma adjustments	June 30, 2024 Pro Forma
	Consolidated	disposal of ABL	Consolidated
	(Audited)	(Unaudited)	(Unaudited)
		(a)
ASSETS

CURRENT ASSETS:
Cash	$123,550	$(123,550)	$-
Accounts receivable – third parties, net	2,082,152	(2,082,152)	-
Accounts receivable – related party, net	763,285	(763,285)	-
Other receivable - related party	441,279	(441,279)	-
Contract assets	129,506	(129,506)	-
Total current assets	3,539,772	(3,539,772)	-

NON-CURRENT ASSETS:
Long- term investment	15,741	(15,741)	-
Property and equipment at cost, net of accumulated depreciation	344,883	(344,883)	-
Intangible asset		-	-
Right of use operating lease assets, net	3,471,172	(3,471,172)	-
Right of use financing lease assets, net	37,476	(37,476)	-
Deferred tax asset	89,581	(89,581)
Deferred offering assets	1,492,798	(1,492,798)
Deposit and prepayment	202,336	(202,336)	-
Total non-current assets	5,653,987	(5,653,987)	-

TOTAL ASSETS	$9,193,759	$(9,193,759)	$-

LIABILITIES AND EQUITY

CURRENT LIABILITIES:
Accounts payables – third parties	$1,161,858	$(1,161,858)	$-
Accounts payables – related party	227,722	(227,722)	-
Accrued liabilities and other payables	1,335,804	(1,335,804)	-
Current portion of obligations under operating leases	1,186,809	(1,186,809)	-
Current portion of obligations under financing leases	37,619	(37,619)	-
Loans payable, current	746,962	(746,962)	-
Dividend payable	98,850	(98,850)	-
Tax payable	79,825	(79,825)	-
Due to shareholders	1,018,281	(1,018,281)	-
TOTAL CURRENT LIABILITIES	5,893,730	(5,893,730)	-

NON-CURRENT LIABILITIES:
Loans payable, non-current	136,375	(136,375)	-
Obligations under operating leases, non-current	2,506,402	(2,506,402)	-
Obligations under financing leases, non-current	17,460	(17,460)	-
Total non-current liabilities	2,660,237	(2,660,237)	-

TOTAL LIABILITIES	$8,553,967	$(8,553,967)	$-

COMMITMENTS AND CONTINGENCIES

EQUITY:
Common shares, $0.0001 par value, 200,000,000 shares authorized, 6,000,000 issued and outstanding as of June 30, 2024	600	(600)	-
Subscription receivable	(600)	600	-
Additional paid-in capital	642,639	(642,639)	-
Retained earnings (Accumulated deficits)	(5,819)	5,819	-
Accumulated other comprehensive loss	2,972	(2,972)	-
Total Equity	639,792	(639,792)	-

TOTAL LIABILITIES AND EQUITY	$9,193,759	$(9,193,759)	$-

The Unaudited Pro Forma Financial Information include the following pro forma adjustments to give effect to the disposal of ABL.

(a)	To eliminate assets and liabilities of ABL as of September 30, 2025.

LAKESIDE HOLDINGS LIMITED AND ITS SUBSIDIARIES

Unaudited Pro Forma Condensed Combined Statement of Operations

(Expressed in U.S. dollar, except for the number of shares)

For the Year Ended June 30, 2024

	Consolidated	Pro Forma adjustments	Pro Forma Consolidated
	(Unaudited)	de-consolidate ABL	(Unaudited)
		(a)

Revenue from cross-border freight solutions – third party	$16,450,908	$(16,450,908)	$-
Revenue from cross-border freight solutions – related parties	1,864,247	(1,864,247)	-
Total revenue	18,315,155	(18,315,155)	-

Cost of revenue from cross-border freight solutions – third party	12,734,951	(12,734,951)	-
Cost of revenue from cross-border freight solutions – related party	1,864,247	(1,864,247)	-
Total cost of revenue	14,599,198	(14,599,198)	-

GROSS PROFIT	3,715,957	(3,715,957)	-

OPERATING EXPENSES
Selling expenses	2,500	(2,500)	-
General and administrative expenses	4,138,190	(4,138,190)	-
Loss on deconsolidation of investment	73,151	(73,151)	-
Provision of allowance for expected credit loss	28,157	(28,157)	-
Total operating expenses	4,241,998	(4,241,998)	-

INCOME FROM OPERATIONS	(526,041)	526,041	-

Other income (expense)
Other income, net	338,435	(338,435)	-
Interest expense	(108,008)	108,008	-
Total other income (expense), net	230,427	(230,427)	-

LOSS BEFORE INCOME TAXES	(295,614)	295,614	-
Income tax credit	(67,337)	67,337	-
NET LOSS	(228,277)	228,277	-

Less: net income attributable to non-controlling interest	(3,025)	3,025	-
Net loss attributable to Company	(225,252)	225,252	-

OTHER COMPREHENSIVE INCOME
Foreign currency translation gain	3,122	(3,122)	-
COMPREHENSIVE LOSS	(225,155)	225,155	-

Less: net income attributable to non-controlling interest	(3,119)	3,119	-
COMPREHENSIVE LOSS ATTRIBUTABLE TO THE COMPANY	$(222,036)	$228,371	$-

Loss per share – basic and diluted	$(0.04)	$0.04	$-

Weighted Average Shares Outstanding – basic and diluted	6,000,000	6,000,000	6,000,000

The Unaudited Pro Forma Financial Information include the following pro forma adjustments to give effect to the disposal of ABL:

(a)	To eliminate revenue, costs of revenue, operating and other expenses of ABL for the year ended June 30, 2024. The anticipated non-recurring gain on the sale is not reflected in the unaudited pro forma condensed consolidated statements of operations.

LAKESIDE HOLDING LIMITED

PROXY FOR 2026 Annual MEETING OF SHAREHOLDERS

THURSDAY, FEBRUARY 12, 2026

09:30 A.M. EASTERN TIME

VIA A LIVE WEBCAST AT

https://us05web.zoom.us/j/84260476823?pwd=AaFnx4grYPXSffH6ypIx9GbaaFnxPt.1

This Proxy is solicited on behalf of the management of Lakeside Holding Limited. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR the proposals described above.

TO VOTE ONLINE: www.Transhare.com click on Vote Your Proxy

Enter Your Control Number:

TO VOTE BY EMAIL: Please email your signed proxy card to Proxy@Transhare.com

TO VOTE BY FAX: Please fax this proxy card to 1.727. 269.5616

TO VOTE BY MAIL: Please sign, date and mail to

Proxy Team

Transhare Corporation

17755 US Highway 19 N

Suite 140

Clearwater FL 33764

PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

		FOR	WITHHOLD
Proposal 1	Election of Directors:
	Yang Li	☐	☐
	Long (Leo) Yi	☐	☐
	Zhengyi (Janice) Fang	☐	☐
	Xiaoou Li	☐	☐
	Aik Siang Goh	☐	☐
Proposal 2	To approve an amendment to the Company’s articles of incorporation to increase authorized shares of common stock to 2,000,000,000 shares	☐	☐
Proposal 3	To approve an amendment to the Company’s Articles of Incorporation to authorize 1,000,000,000 shares of “blank check” preferred stock	☐	☐
Proposal 4	To approve an amendment to the voting thresholds required for stockholder proposals	☐	☐
Proposal 5	To ratify the issuance of 5,600,000 shares of common stock	☐	☐
Proposal 6	To approve the sale of 100% of the issued and outstanding shares of American Bear Logistics Corp.	☐	☐

THE BOARD RECOMMENDS A VOTE FOR EACH OF THE PROPOSALS

IMPORTANT: Please date this Proxy and sign exactly as your name or names appear hereon. If shares are held jointly, both owners must sign. Executors, administrators, trustees, guardians and others signing in a representative capacity should give their full titles.

Signature of Shareholder

Signature of Joint Shareholder

Dated: